Exhibit 99.1
Pulmonx Reports Second Quarter 2022 Financial Results

Redwood City, CA – August 2, 2022 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the "Company"), a global leader in minimally invasive treatments for lung disease, today reported financial results for the second quarter ended June 30, 2022.

Recent Highlights
•Achieved a new high in worldwide revenue of $14.0 million in the second quarter of 2022, a 14% increase over the same period last year and an increase of 19% on a constant currency basis
•Realized gross margin of 75% in the second quarter of 2022 as compared to 74% in the same period last year
•Added 18 new U.S. treatment centers for Zephyr Valves in the second quarter 2022, increasing total U.S. treatment centers to 248
•Study published in the American Journal of Respiratory and Critical Care Medicine showing that a reduction in hyperinflation using Zephyr Valves was shown to improve cardiac function in severe COPD/emphysema patients
“We are pleased with our performance, which reflects our strongest quarter of U.S. sales to date, driven by procedure volumes, new account openings, and our patient engagement initiatives,” said Glen French, President & Chief Executive Officer. “We remain confident in our full year outlook and continue to prudently manage our business to ensure long-term growth and success.”

Second Quarter 2022 Financial Results
Total worldwide revenue in the second quarter of 2022 was $14.0 million, a 14% increase from $12.2 million in the second quarter of 2021 and an increase of 19% on a constant currency basis. U.S. revenue was $8.6 million, a 31% increase from the second quarter of 2021. International revenue was $5.3 million, a 5% decrease compared to the second quarter of 2021, and a 4% increase on a constant currency basis. The increase in U.S. revenue reflects continued commercial momentum and growth of Zephyr Valve procedure volumes, while the change in international revenue reflects negative impact from foreign currency exchange rates.

Gross profit in the second quarter of 2022 was $10.4 million, a 15% increase compared to $9.0 million for the second quarter of 2021. Gross margin for the second quarter of 2022 was 75%, up from 74% for the same period in 2021. The improvement in gross margin reflects benefits from production efficiencies.

Operating expenses in the second quarter of 2022 were $24.8 million, compared to $21.7 million for the second quarter of 2021, representing an increase of 14%. The increase in operating expenses was driven primarily by an increase in spending on commercial infrastructure and activity, and an increase in non-cash stock-based compensation.

Net loss in the second quarter of 2022 was $14.6 million, or $0.40 per share, compared to a net loss of $13.0 million, or $0.36 per share, for the same period in 2021.

Cash, cash equivalents, and marketable securities totaled $166.8 million as of June 30, 2022.

2022 Financial Outlook
Pulmonx continues to expect revenue for the full year 2022 to be in the range of $55 million to $60 million.

The Company also continues to expect total operating expenses for the full year 2022 to fall within the range of $100 million to $105 million inclusive of stock-based compensation.

Webcast and Conference Call Details
Pulmonx will host a conference call today, August 2, 2022, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its second quarter 2022 financial results. Investors interested in listening to the conference call should register online. Participants are required to register a day in advance or at minimum 15 minutes before the start of the call. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.pulmonx.com/. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures
Pulmonx has presented constant currency percentage change in revenues, a non-GAAP financial measure, in this press release. Constant currency calculations show reported current period revenues as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. Pulmonx uses results on a constant currency basis as one measure to evaluate its performance. Pulmonx calculates constant currency by calculating current-year results using foreign currency exchange rates from the applicable comparable period in the prior year. Pulmonx generally refers to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis. Reconciliation of this non-GAAP financial measure to the most comparable GAAP measure is set forth in the tables below.

Pulmonx believes the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Pulmonx generally uses constant currency to facilitate management's financial and operational decision-making, including evaluation of Pulmonx’s historical operating results. Non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting Pulmonx’s business.

This non-GAAP financial measure should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety. The Company's definition of non-GAAP measures may differ from similarly titled measures used by others.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on the Company and its operations, a recovery in the number of procedures performed, and the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, gross margin, profitability, and full year 2022, commercial momentum, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Pulmonx’s public filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q filed with the SEC on May 9, 2022, available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for severe lung disease. Pulmonx’s Zephyr® Endobronchial Valve, Chartis® Pulmonary Assessment System and StratX® Lung Analysis Platform are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, with over 100,000 valves used to treat more than 25,000 patients. For more information on the Zephyr Valves and the company, please visit www.Pulmonx.com.

Pulmonx®, Chartis®, StratX®, and Zephyr® are registered trademarks of Pulmonx Corporation.

Investor Contact

Brian Johnston
Gilmartin Group
investors@pulmonx.com

Pulmonx Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June30,		Six Months Ended June30,
	2022	2021	2022	2021
Revenue	$13,950	$12,203	$24,735	$21,447
Cost of goods sold	3,532	3,174	6,206	5,807
Gross profit	10,418	9,029	18,529	15,640
Operating expenses
Research and development	3,594	3,506	7,128	6,540
Selling, general and administrative	21,235	18,205	41,480	34,276
Total operating expenses	24,829	21,711	48,608	40,816
Loss from operations	(14,411)	(12,682)	(30,079)	(25,176)
Interest income	199	102	304	207
Interest expense	(223)	(206)	(421)	(423)
Other income (expense), net	(165)	(96)	(165)	65
Net loss before tax	(14,600)	(12,882)	(30,361)	(25,327)
Income tax expense	40	80	107	147
Net loss	$(14,640)	$(12,962)	$(30,468)	$(25,474)
Net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$(0.36)	$(0.83)	$(0.71)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	37,003,443	36,042,614	36,904,952	35,708,548

Pulmonx Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$121,947	$148,480
Restricted cash	231	231
Short-term marketable securities	40,139	31,561
Accounts receivable, net	7,521	6,562
Inventory	19,212	16,285
Prepaid expenses and other current assets	3,731	4,883
Total current assets	192,781	208,002
Long-term marketable securities	4,684	10,941
Property and equipment, net	4,932	4,814
Goodwill	2,333	2,333
Intangible assets, net	216	277
Right of use assets	6,987	8,075
Other long-term assets	796	731
Total assets	$212,729	$235,173
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,599	$1,582
Accrued liabilities	11,734	13,366
Income taxes payable	—	147
Deferred revenue	131	163
Short-term debt	2,921	91
Current lease liabilities	3,061	2,201
Total current liabilities	20,446	17,550
Deferred tax liability	47	37
Long-term lease liabilities	5,415	6,844
Long-term debt	14,460	17,324
Other long-term liabilities	179	179
Total liabilities	40,547	41,934
Stockholders' equity
Common stock	37	37
Additional paid-in capital	492,651	482,885
Accumulated other comprehensive income	1,357	1,712
Accumulated deficit	(321,863)	(291,395)
Total stockholders' equity	172,182	193,239
Total liabilities and stockholders' equity	$212,729	$235,173

Pulmonx Corporation
Reconciliation of Reported Revenue % Change to Constant Currency Revenue % Change
(in thousands)
(Unaudited)

	Three months ended June 30,
	2022	2021	% Change	FX Impact %	Constant Currency % Change
United States	$8,616	$6,567	31.2%	—%	31.2%
International	5,334	5,636	(5.4)%	(9.7)%	4.3%
Total	$13,950	$12,203	14.3%	(4.5)%	18.8%

	Six months ended June 30,
	2022	2021	% Change	FX Impact %	Constant Currency % Change
United States	$14,629	$10,856	34.8%	—%	34.8%
International	10,106	10,591	(4.6)%	(8.3)%	3.7%
Total	$24,735	$21,447	15.3%	(4.1)%	19.4%